Exhibit 99.1

Investor Relations	Media
Matt Davis	Alison Bishop
901-701-5199	901-701-5198
IR@frontdoorhome.com	MediaCenter@frontdoorhome.com

Frontdoor Announces New Three-Year, $400 Million Share Repurchase Program

MEMPHIS, Tenn. – September 7, 2021 – Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home service plans, today announced the company’s board approved a new share repurchase program of up to $400 million of the company’s outstanding common stock. This new three-year program will be funded using cash on hand and cash generated from operations.

“We are pleased to announce the initiation of a new share repurchase program, which reflects our strong cash flow generation capability and gives us the opportunity to return capital to shareholders,” said Chief Financial Officer Brian Turcotte. “While our strategy continues to prioritize both organic and inorganic growth, our capital structure improvements, including the recent debt refinancing and repayment, naturally result in Frontdoor pursuing share repurchases at this point in our evolution.”

Purchases under the repurchase program may be made from time to time by the company in the open market at prevailing market prices (including through a Rule 10b5-1 Plan), in privately negotiated transactions, or through any combination of these methods, through September 3, 2024. The actual timing, number, manner, and value of any shares repurchased under the repurchase program will be determined by management and will depend on several factors, including the market price of the company’s common stock, general market and economic conditions, the company’s liquidity requirements, applicable legal requirements, and other business considerations. The repurchase program does not obligate the company to acquire any number of shares in any specific period or at all, and may be suspended or discontinued at any time at the company’s discretion.

About Frontdoor

Frontdoor is a company that’s obsessed with taking the hassle out of owning a home. With services powered by people and enabled by technology, it is the parent company of four home service plan brands: American Home Shield, HSA, Landmark and OneGuard, as well as ProConnect, an on-demand membership service for home repairs and maintenance, and Streem, a technology company that enables businesses to serve customers through an enhanced augmented reality, computer vision and machine learning platform. Frontdoor serves 2.2 million customers across the U.S. through a network of approximately 17,500 pre-qualified contractor firms that employ an estimated 62,000 technicians. The company’s customizable home service plans help customers protect and maintain their homes from costly and unexpected breakdowns of essential home systems and appliances. With 50 years of home services experience, the company responds to over four million service requests annually. For details, visit frontdoorhome.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project,” “will,” “shall,” “would,” “aim,” or other comparable terms. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by Frontdoor pursuant to United States securities laws contain discussions of these risks and uncertainties. Frontdoor assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Frontdoor’s filings with the United States Securities and Exchange Commission, (“SEC”) including the disclosure contained in Item 1A. Risk Factors in our 2020 Annual Report on Form 10-K filed with the SEC as such factors may be further updated from time to time in Frontdoor’s periodic filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via Frontdoor’s website at investors.frontdoorhome.com).

Source: Frontdoor, Inc.

FTDR-Financial

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